Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Princeton Bancorp, Inc. of our report dated March 25, 2024, relating to the consolidated financial statements of Princeton Bancorp, Inc., appearing in the Annual Report on Form 10-K of Princeton Bancorp, Inc. for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Proxy Statement/Prospectus contained in such Registration Statement.

/s/ Wolf & Company, P.C.

April 12, 2024